UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      July 27, 2011

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5057 Troy Road

Springfield, OH 45502-9032

(Address of Principal Executive Offices)

(937) 964-8974

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On July 27, 2011, Erin Property Holdings, LLC (“Erin Property”), a wholly owned subsidiary of AdCare Health Systems, Inc. (the “Company”), issued: (i) a Term Note in favor of Bank of Atlanta for an aggregate principal amount of $5,000,000, under the provisions of the  United States Department of Agriculture (“USDA”) Renewal Development Guarantee program (the “USDA Loan”); and (ii) a Note in favor of Bank of Atlanta for an aggregate principal amount of $800,000, under the guidelines of the U.S. Small Business Administration (“SBA”) 7(a) Loan Program (the “SBA Loan” and, together with the USDA Loan, the “Secured Loans”). Erin Property used the proceeds of the Secured Loans to repay in its entirety the debt incurred to fund its acquisition in April 2011 of the operations and selected assets of a 126 bed senior living  facility located in Dublin, Georgia known as Southland Care Center (“SCC”), which debt had been guaranteed by the Company.

Each of the Secured Loans matures on July 27, 2036. Interest on the USDA Loan and the SBA Loan accrues on the principal balance thereof at an annual variable rate equal to the published Wall Street Journal prime rate plus 1.5% (for the USDA Loan) and 2.25% (for the SBA Loan). The interest rate of the Secured Loans shall be adjusted every calendar quarter.  At no time shall the annual interest rate for the USDA Loan be less than 6.0%.

The Secured Loans shall be repaid in equal monthly installments of principal and interest based on a twenty-five (25) year amortization schedule. With respect to the USDA Loan, the amount of $32,512.68 is payable on September 1, 2011, and on the same day of each month thereafter through and including the maturity date. With respect to the SBA Loan, the amount of $4,921.00 is payable every month beginning two months from the month the SDA Loan is dated, with payments being made on the first calendar day in the months in which they are due. The Secured Loans shall be re-amortized at least annually so as to amortize the principal over the remaining term thereof.

The USDA Loan has a prepayment penalty of 10% for any prepayment made prior to the first anniversary of the date of the USDA Loan, which penalty is reduced by 1% each year thereafter until the tenth anniversary of such date, after which there is no prepayment penalty. Under the SBA Loan, a prepayment fee is incurred if more than 25% of the outstanding principal balance is prepaid in any one of the first three years after the date of the SBA Loan as follows: (i) 5% of the total prepayment amount for prepayment made during the first year; (ii) 3% of the total prepayment amount for prepayment made during the second year; and (iii) 1% of the total prepayment amount for prepayment made during the third year.

The Secured Loans have one-time origination and guaranty fees totaling $126,000. The USDA Loan also has an annual renewal fee payable by Erin Property in an amount equal to .25% of the USDA guaranteed portion of the outstanding principal balance of the USDA Loan as of December 31 of each year.

The Secured Loans are secured by a first mortgage on the real property and improvements of Erin Property (including SCC), a first priority security interest on all furnishings, fixtures and equipment associated with SCC, and an assignment of all rents paid under the lease with respect to SCC between Erin Property, as landlord, and Erin Nursing, LLC, a wholly owned subsidiary of the Company and operator of SCC (“Erin Nursing”), as tenant.  The USDA has conditionally guaranteed 70% of all amounts owing under the USDA Loan, and the SBA has conditionally guaranteed 75% of all amounts owing under the SBA Loan.  In addition, each of the Company and Erin Nursing has unconditionally guaranteed all amounts owing under the Secured Loans.

In connection with the refinancing of SCC described herein, the Company, Erin Property and Erin Nursing, as applicable, also entered into loan agreements, deeds to secured debt, security agreements, assignments of leases and rents, indemnity agreements and guarantees, each containing customary terms and conditions, including financial covenants.

Item 2.03                                           Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2011	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer